Exhibit 99.1

Proforma Financial Statements for December 31, 2024 and three months ending March 31, 2025

OMNIQ CORP.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

	As of March 31, 2025
		Pro Forma
	As Reported	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$2,712	$(2,000	)a	$712
Accounts receivable, net	15,798	(6,898	)b	8,900
Inventory	4,326	(1,510	)b	2,816
Prepaid expenses	1,089	(644	)b	445
Other current assets	103	(64	)b	39
Total current assets	24,028	(11,116)		12,912

Property and equipment, net of accumulated depreciation, net	684	(5	)b	679
Goodwill	2,862	-		2,862
Trade name, net of accumulated amortization, net	1,120	-		1,120
Customer relationships, net of accumulated amortization, net	2,909	-		2,909
Other intangibles, net of accumulated amortization, net	384	-		384
Right of use lease asset	884	(401	)b	483
Other assets	2,239	-		2,239
Total Assets	$35,110	$(11,522)		$23,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$64,850	$(56,598	)b	$8,252
Line of credit	269	-		269
Accrued payroll and sales tax	2,774	(1,255	)b	1,519
Notes payable – current portion	7,857	-		7,857
Lease liability – current portion	632	(315	)b	317
Other current liabilities	2,808	(1,280	)b	1,528
Total current liabilities	79,190	(59,448)		19,742

Long-term liabilities
Accrued interest and accrued liabilities, related party	73	-		73
Notes payable, less current portion	644	(801	)b	(157)
Lease liability	225	(98	)b	127
Other long-term liabilities	469	10,000	c	10,469
Total liabilities	80,601	(50,347)		30,254

Stockholders’ equity (deficit)
Series C Preferred stock; $0.001 par value	1	-		1
Common stock; $0.001 par value	11	-		11
Additional paid-in capital	78,715	-		78,715
Accumulated (deficit)	(125,995)	38,825	d	(87,170)
Accumulated other comprehensive income	1,777	-		1,777
Total OmniQ stockholders’ equity (deficit)	(45,491)	38,825		(6,666)

Total liabilities and equity (deficit)	$35,110	$(11,522)		$23,588

OMNIQ CORP.

Unaudited Pro Forma Condensed Consolidated Statement of Loss

(In thousands, except per-share amounts)

	For the 3 months ended March 31, 2025
		Pro Forma
(In thousands, except share and per share data)	As Reported	Adjustments		Pro Forma
Revenues	$19,903	$(11,924	)e	$7,979

Cost of goods sold	14,762	(8,966	)e	5,796

Gross profit	5,141	(2,958	)e	2,183

Operating expenses
Research & Development	507	(22	)e	485
Selling, general and administrative	5,064	(3,198	)e	1,866
Depreciation	28	(2	)e	26
Amortization	232	-		232
Total operating expenses	5,831	(3,222)		2,609
Loss from operations	(690)	264		(426)

Other income (expenses):
Interest expense	(462)	202	e	(260)
Other (expenses) income	(973)	31	e	(942)
Gain on sale	-	38,574		38,574
Total other expenses	(1,435)	38,807		37,372
Net Loss Before income Taxes	(2,125)	39,071		36,946
Provision for Income Taxes
Current	36	-	g	36
Total Provision for Income Taxes	36	-		36

Net (Loss) Income	$(2,089)	$39,071		$36,982

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following items resulted in adjustments in the unaudited pro form condensed consolidated financial information:

a)	Adjustment represents cash transferred to buyer as part of the transaction.
b)	Adjustment represent the elimination of assets and liabilities sold.
c)	Adjustment represents the note payable issued to the buyer.
d)	Adjustment represents the elimination of net assets sold.
e)	Adjustments reflect the elimination of revenue, costs, and expenses directly attributed to the assets and liabilities sold.
f)	Adjustment reflects the approximate gain on sale of assets and liabilities calculated as follows:

Cash paid to buyer	$(2,000)
Notes payable issued to buyer	(10,000)
Less: Carrying value of the sold net assets	50,825
Pro forma net gain on sale	$38,825

g)	Because the entity has sufficient net-operating loss carryforwards, we don’t anticipate a material tax effect.

OMNIQ CORP.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

	As of December 31, 2024
		Pro Forma
	As Reported	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$2,349	$-		$2,349
Accounts receivable, net	20,945	(10,608	)a	10,337
Inventory	7,405	(4,197	)a	3,208
Prepaid expenses	1,085	(482	)a	603
Other current assets	96	(61	)a	35
Total current assets	31,880	(15,348)		16,532

Property and equipment, net of accumulated depreciation, net	721	(8	)a	713
Goodwill	2,918	-		2,918
Trade name, net of accumulated amortization, net	1,187	-		1,187
Customer relationships, net of accumulated amortization, net	3,115	-		3,115
Other intangibles, net of accumulated amortization, net	410	-		410
Right of use lease asset	1,076	(471	)a	605
Other assets	2,282	-		2,282
Total Assets	$43,589	$(15,827)		$27,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$66,097	$(56,863	)a	$9,234
Line of credit	535	-		535
Accrued payroll and sales tax	2,903	(1,490	)a	1,413
Notes payable – current portion	8,512	-		8,512
Lease liability – current portion	701	(309	)a	392
Other current liabilities	7,575	(5,891	)a	1,684
Total current liabilities	86,323	(64,553)		21,770

Long-term liabilities
Accrued interest and accrued liabilities, related party	73	-		73
Notes payable, less current portion	234	-		234
Lease liability	353	(178	)a	175
Other long-term liabilities	494	10,000	f	10,494
Total liabilities	87,477	(54,731)		32,746

Stockholders’ equity (deficit)
Series C Preferred stock; $0.001 par value	1	-		1
Common stock; $0.001 par value	11	-		11
Additional paid-in capital	78,713	-		78,713
Accumulated (deficit)	(123,899)	38,902	b	(84,997)
Accumulated other comprehensive income	1,286	2	c	1,288
Total OmniQ stockholders’ equity (deficit)	(43,888)	38,904		(4,984)

Total liabilities and equity (deficit)	$43,589	$(15,827)		$27,762

OMNIQ CORP.

Unaudited Pro Forma Condensed Consolidated Statement of Loss

(In thousands, except per-share amounts)

	For the year ended December 31, 2024
		Pro Forma
(In thousands, except share and per share data)	As Reported	Adjustments		Pro Forma
Revenues	$73,573	$(38,692	)d	$34,881

Cost of goods sold	58,217	(28,965	)d	29,252

Gross profit	15,356	(9,727	)d	5,629

Operating expenses
Research & Development	1,497	352	d	1,849
Selling, general and administrative	19,491	(10,350	)d	9,141
Depreciation	364	(18	)d	346
Depreciation	915	-		915
Total operating expenses	22,267	(10,016)		12,251
Loss from operations	(6,911)	289		(6,622)

Other income (expenses):				-
Interest expense	(3,455)	2,399	d	(1,056)
Other (expenses) income	(334)	(157	)d	(491)
Total other expenses	(3,789)	2,242		(1,547)
Net Loss Before income Taxes	(10,700)	2,531		(8,169)
Provision for Income Taxes
Current	698	(165	)e	533
Total Provision for Income Taxes	698	(165)		533

Net (Loss) Income	$(10,002)	$2,366		$(7,636)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following items resulted in adjustments in the unaudited pro form condensed consolidated financial information:

a)	Adjustment represent the elimination of assets and liabilities sold.
b)	Adjustment represents the elimination of net assets sold.
c)	Adjustment represents the amount of accumulated other comprehensive income related to the net assets sold.
d)	Adjustments reflect the elimination of revenue, costs, and expenses directly attributed to the assets and liabilities sold.
e)	Adjustment reflects the approximate tax effect calculated on a prorated basis.
f)	Adjustment represents the note payable issued to the buyer.